UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2005

DIGITAS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-29723	04-3494311
(Commission File Number)	(I.R.S. Employer Identification No.)

800 Boylston Street, Boston, Massachusetts	02199
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 867-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On January 27, 2005, Jeffrey J. Cote, Chief Financial and Administrative Officer of Digitas Inc. (“Digitas”) announced his resignation from his position with Digitas, effective as of April 1, 2005. Attached hereto as Exhibit 99.1 is a copy of the press release dated January 27, 2005 announcing Mr. Cote’s resignation.

(c) In the same press release dated January 27, 2005, Digitas announced the appointment of Brian K. Roberts as the Chief Financial Officer of Digitas, as successor to Mr. Cote, effective as of April 1, 2005.

Mr. Roberts, age 33, joined Digitas in June 2001 as Senior Vice President and Controller and was appointed Chief Accounting Officer in August 2003. Prior to joining Digitas, from January 2000 to June 2001, Mr. Roberts was Vice President of Finance at Idiom Technologies, Inc., a software and services provider. From 1997 through 1999, Mr. Roberts was U.S. Controller for The Monitor Group, a management consulting firm. From 1993 through 1997, Mr. Roberts was with Ernst & Young LLP, a public accounting firm, in its audit practice. Mr. Roberts received his B.S. in Accounting and Finance from Boston College. He is a certified public accountant in Massachusetts.

The Employment Agreement by and between Digitas and Mr. Roberts dated as of June 22, 2001, as amended, will remain in effect. Under the agreement, Mr. Roberts receives an annual base salary of $200,000 and is eligible to receive an annual bonus based upon his individual performance and that of Digitas. The agreement has a two-year term which automatically extends for an additional one-year term unless Digitas, or Mr. Roberts, elects not to renew the agreement. The agreement may be terminated by Digitas or Mr. Roberts. In the event that Digitas terminates Mr. Roberts’ employment without “cause” (as defined in the agreement) or if Mr. Roberts terminates his employment because Digitas breached certain provisions of his employment agreement and failed to cure the breach, Mr. Roberts is eligible to receive six months of base salary and group health benefits. If Mr. Roberts is terminated within two years of a corporate change of control of Digitas, Mr. Roberts will receive a lump sum equal to the average of his preceding three annual bonuses and all his restricted stock will become vested immediately.

ITEM 9.01 Financial Statements and Exhibits

    (c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAS INC.

By:	/s/ Ernest W. Cloutier
Ernest W. Cloutier Secretary and General Counsel

Date: January 27, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 27, 2005